Exhibit 99.1
BRC Inc. Reports Third Quarter 2023 Financial Results
Financial Highlights

•Increased Operational Execution Accelerating Path to Profitability
•Net Revenue Increased 33% in Q3 2023 to $100.5 million
•Gross Profit Increased 42%
•Wholesale Growth of 91% Year over Year
•Operating Expenses Drop to 41% of Revenue, compared to 52% in 2022
•Net loss of $10.7 million and Adjusted EBITDA of $6.2 million compared to net loss of $16.1 million and Adjusted EBITDA loss of $5.8 million a year ago
•Profitability Expected to Continue Accelerating in Fourth Quarter

SALT LAKE CITY, Utah – November 9, 2023 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support veterans, active-duty military, first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the third quarter of fiscal year 2023.

"The Black Rifle Coffee Company brand has never been stronger,” said BRCC Founder and Chief Executive Officer Evan Hafer. “I am delighted by the dramatic swing towards profitability of the company because it signals a new era for BRCC where we have a self-sustaining business model that drives revenue, profit and shareholder returns. We are very focused on building a company that drives both top and bottom line because that enables us to invest in new opportunities and most importantly, provides us the means to fulfill our mission of serving the veteran and first responder communities."

"We are excited about the relationship we are building with greater numbers of Black Rifle customers and end consumers of our products", said BRCC President Chris Mondzelewski. "The expansion to Food, Drug and Mass market has been remarkable with 91% wholesale growth over the last year. We have done this with a high level of service and quality - paramount to a super premium brand. Brand awareness has increased significantly over the past two quarters and our research shows material opportunity to further accelerate over the next few years."

"The rigorous focus on operational excellence is also taking hold at the company", said Steve Kadenacy, BRCC's Chief Financial Officer, "We are leaving no stone unturned to support the business by driving a renewed focus on profitability. The results speak for themselves and we expect our bottom line margin to continue improving in 2023 and throughout all of 2024. This inflection enables us to drive more investment into our market opportunities and enhance our ability to execute on our core mission."

Third Quarter 2023 Financial Highlights (in millions, except % data)

	Quarter To Date Comparisons				Year To Date Comparisons
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net Revenue	$100.5	$75.5	$25.0	33%	$276.0	$207.7	$68.3	33%
Gross Profit	$34.1	$23.9	$10.2	42%	$93.8	$69.7	$24.1	35%
Gross Margin	33.9%	31.7%			34.0%	33.6%

Net Loss	$(10.7)	$(16.1)	$5.4		$(42.7)	$(318.0)	$275.3
Adjusted EBITDA	$6.2	$(5.8)	$12.0		$1.1	$(22.6)	$23.7

Third Quarter 2023 Results
Third quarter 2023 revenue increased 33.2% to $100.5 million from $75.5 million in the third quarter of 2022. Wholesale revenue increased 90.8% to $61.5 million in the third quarter of 2023 from $32.2 million in the third quarter of 2022. Direct-to-Consumer ("DTC") revenue decreased 13.9% to $32.8 million in the third quarter of 2023 from $38.1 million during the third quarter of 2022. Outpost revenue increased 20.3% to $6.2 million in the third quarter of 2023 from $5.2 million in the third quarter of 2022. The Wholesale channel performance was primarily driven by entry into FDM and growth in our RTD product. In addition, RTD product sales increased through national distributors and retail accounts as our All Commodity Volume percentage increased 465 basis points to 41.9% and our total doors increased 21.4% versus the third quarter of 2022. The DTC performance was primarily due to decreased marketing spend and the decision to redirect investments to other faster growing areas of the business as we continue to experience elevated DTC customer acquisition costs. The Outpost channel performance was driven by an increase in our company-owned store count, which increased to seventeen in the third quarter of 2023 from eleven company-owned outposts in the third quarter of 2022.
Gross profit increased to $34.1 million in the third quarter of 2023 from $23.9 million in the third quarter of 2022, an increase of 42.2% year to year, with gross margin increasing 220 basis points to 33.9% from 31.7% for the third quarter of 2022, driven by higher sales volume and favorable product mix shift, as coffee and rounds sold to FDM customers has higher gross margin as compared to other channels.
Marketing expenses increased 11.4% to $8.3 million in the third quarter of 2023 from $7.4 million in the third quarter of 2022. As a percentage of revenue, marketing expenses decreased 160 basis points to 8.2% in the third quarter of 2023 as compared to 9.8% in the third quarter of 2022 as marketing and advertising spend has been favorably impacted by channel mix with revenue growth primarily coming from the Wholesale channel, which requires lower marketing spend than DTC, partly offset by an increase in marketing fees related to a strategic partnership.

Salaries, wages and benefits expenses decreased 12.2% to $13.9 million in the third quarter of 2023 from $15.8 million in the third quarter of 2022, as part of an ongoing effort to increase our operating efficiency. As a percentage of revenue, salaries, wages and benefits expenses decreased 720 basis points to 13.8% in the third quarter of 2023 as compared to 21.0% for the third quarter of 2022. The decrease in salaries, wages and benefits expenses was driven by a reduction in headcount as well as a result of a change in estimate for a discretionary payroll accrual and a decrease in stock compensation expense, partially offset by severance expense incurred during the quarter.
General and administrative ("G&A") expenses increased 19.5% to $19.5 million in the third quarter of 2023 from $16.3 million in the third quarter of 2022. As a percentage of revenue, G&A decreased 220 basis points to 19.4% in the third quarter of 2023 as compared to 21.6% in the third quarter of 2022, benefiting from our continued revenue growth and scale efficiencies. The increase in G&A expenses included $3.1 million of legal fees related to non-routine legal matters arising from the Business Combination in 2022, which continued from the previous quarter.
Net loss for the third quarter of 2023 was $10.7 million and Adjusted EBITDA was $6.2 million. This compares to net loss of $16.1 million and Adjusted EBITDA of $(5.8) million in the third quarter of 2022.

Financial Outlook

BRC Inc. provides annual guidance based on current market conditions and expectations for revenue, gross margin and Adjusted EBITDA, which is a non-GAAP financial measure. We expect 2023 results to be within the previously issued guidance range for revenue and adjusted EBITDA. However, while we expect to see sequential improvements in Gross Margins and Adjusted EBITDA in Q4 we will not be within the previously issued guidance range for Gross Margin as a result of nonrecurring non-cash losses incurred in connection with our plan to right-size our RTD inventory. While the impact of new FDM distribution will be minimal on 2023 results due to timing and reset cadence, we expect these launches and additional planned launches to continue to propel strong growth and improving profitability throughout 2024.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call
A conference call to discuss the Company’s third quarter results is scheduled for November 9, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call through November 16, 2023. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13740919.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

Forward-Looking Statements

This press release contains forward-looking statements about BRC Inc. and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statement’s regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve sustained profitability; negative publicity affecting our brand and reputation, or the reputation of key employees, which may adversely affect our operating results; failure to manager our debt obligations; failure to effectively make use of assets received under bartering transactions; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee Outposts, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; inability to maintain the listing of our Class A Common Stock on the New York Stock Exchange; and other risks and uncertainties indicated in our

Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2023 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predications of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contacts:

Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$100,536	$75,494	$275,974	$207,695
Cost of goods sold	66,477	51,549	182,197	137,981
Gross profit	34,059	23,945	93,777	69,714
Operating expenses
Marketing and advertising	8,260	7,414	22,418	24,591
Salaries, wages and benefits	13,907	15,848	52,087	47,405
General and administrative	19,474	16,301	56,529	46,019
Other operating (income) expense, net	(596)	—	734	—
Total operating expenses	41,045	39,563	131,768	118,015
Operating loss	(6,986)	(15,618)	(37,991)	(48,301)

Non-operating income (expense)
Interest expense, net	(3,544)	(470)	(4,658)	(1,136)
Other income (expense), net	(108)	57	138	350
Change in fair value of earn-out liability	—	—	—	(209,651)
Change in fair value of warrant liability	—	—	—	(56,675)
Change in fair value of derivative liability	—	—	—	(2,335)
Total non-operating expenses	(3,652)	(413)	(4,520)	(269,447)
Loss before income taxes	(10,638)	(16,031)	(42,511)	(317,748)
Income tax expense	56	71	169	266
Net loss	(10,694)	(16,102)	(42,680)	(318,014)
Less: Net loss attributable to non-controlling interest	(7,462)	(12,059)	(30,420)	(240,295)
Net loss attributable to BRC Inc.	$(3,232)	$(4,043)	$(12,260)	$(77,719)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(0.05)	$(0.08)	$(0.21)	$(1.54)
Weighted-average shares of Class A Common Stock outstanding(1)
Basic and diluted	61,964,157	53,013,720	59,738,542	49,843,715
(1) For the nine months ended September 30, 2022, net loss per share of Class A Common Stock and weighted-average shares of Class A Common Stock outstanding is representative of the period from February 9, 2022 through September 30, 2022, the period following the Business Combination. Shares of Class B Common Stock do not participate in the earnings or losses of the Company and are therefore not participating securities. As such, separate presentation of basic and diluted loss per share of Class B Common Stock under the two-class method has not been presented.

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$6,667	$38,990
Restricted cash	1,465	—
Accounts receivable, net	24,621	22,337
Inventories, net	91,373	77,183
Prepaid expenses and other current assets	13,959	6,783
Total current assets	138,085	145,293
Property, plant and equipment, net	64,883	59,451
Operating lease, right-of-use asset	35,963	20,050
Identifiable intangibles, net	382	225
Other	313	315
Total assets	239,626	225,334
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	26,128	12,429
Accrued liabilities	33,437	36,660
Deferred revenue and gift card liability	10,160	9,505
Current maturities of long-term debt, net	1,896	2,143
Current operating lease liability	2,402	1,360
Current maturities of finance lease obligations	82	95
Total current liabilities	74,105	62,192
Non-current liabilities:
Long-term debt, net	70,094	47,017
Finance lease obligations, net of current maturities	99	221
Operating lease liability	35,252	19,466
Other non-current liabilities	623	502
Total non-current liabilities	106,068	67,206
Total liabilities	180,173	129,398

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 63,641,996 shares issued and outstanding as of September 30, 2023	5	5
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 148,395,692 shares issued and outstanding as of September 30, 2023	16	16
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of September 30, 2023	—	—
Additional paid in capital	137,457	129,508
Accumulated deficit	(115,993)	(103,733)
Total BRC Inc.'s stockholders' equity	21,485	25,796
Non-controlling interests	37,968	70,140
Total stockholders' equity	59,453	95,936
Total liabilities and stockholders' equity	$239,626	$225,334

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(42,680)	$(318,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,354	3,055
Equity-based compensation	5,645	4,584
Non-employee equity-based compensation	—	849
Amortization of debt issuance costs	260	281
Other	(483)	—
Change in fair value of earn-out liability	—	209,651
Change in fair value of warrant liability	—	56,675
Change in fair value of derivative liability	—	2,335
Changes in operating assets and liabilities:
Accounts receivable, net	(2,284)	(15,306)
Inventories, net	(14,190)	(20,061)
Prepaid expenses and other assets	(7,374)	(3,110)
Accounts payable	10,350	(12,811)
Accrued liabilities	(3,285)	11,041
Deferred revenue and gift card liability	655	1,286
Operating lease liability	915	425
Other liabilities	122	149
Net cash used in operating activities	(46,995)	(78,971)
Investing activities
Purchases of property, plant and equipment	(12,236)	(19,950)
Proceeds from sale of property and equipment	5,576	—
Net cash used in investing activities	(6,660)	(19,950)
Financing activities
Proceeds from issuance of long-term debt, net of discount	294,501	21,593
Debt issuance costs paid	(3,876)	(53)
Repayment of long-term debt	(267,381)	(24,467)
Financing lease obligations	(73)	31
Repayment of promissory note	(1,047)	—
Issuance of stock from Employee Stock Purchase Plan	673	—
Distribution and redemption of Series A preferred equity	—	(127,853)
Proceeds from Business Combination, including PIPE investment	—	337,957
Payment of Business Combination costs	—	(31,638)
Redemption of Class A and Class B units	—	(20,145)
Redemption of incentive units	—	(3,627)
Net cash provided by financing activities	22,797	151,798
Net increase (decrease) in cash, cash equivalents, and restricted cash	(30,858)	52,877
Cash and cash equivalents, beginning of period	38,990	18,334
Restricted cash, beginning of period	—	—
Cash and cash equivalents, end of period	$6,667	$71,211
Restricted cash, end of period	$1,465	$—

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022
Non-cash operating activities
Recognition of right-of-use operating lease assets	$15,913	$14,915
Recognition of revenue for inventory exchanged for prepaid advertising	7,480	—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	3,349	135
Series A preferred exchange for PIPE shares	—	26,203
Series A preferred equity amortization	—	5,390

Supplemental cash flow information
Cash paid for income taxes	$665	$255
Cash paid for interest	$2,591	$903

KEY OPERATING AND FINANCIAL METRICS
(unaudited)

Revenue by Sales Channel
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Wholesale	$61,527	$32,247	$151,534	$78,173
Direct to Consumer	32,794	38,082	104,160	113,376
Outpost	6,215	5,165	20,280	16,146
Total net sales	$100,536	$75,494	$275,974	$207,695

Key Operational Metrics
	September 30,
	2023	2022
Wholesale Doors	8,790	8,930
RTD Doors	84,870	69,890
DTC Subscribers	230,300	278,000
Outposts
Company-owned stores	17	11
Franchise stores	17	10
Total Outposts	34	21

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We also present EBITDA excluding non-cash fair value adjustments relating to the remeasurement of earn-out and derivative liabilities upon vesting events and the remeasurement of a warrant liability upon redemption of warrants. We define Adjusted EBITDA as EBITDA excluding non-cash fair value adjustments, as adjusted for equity-based compensation, system implementation costs, transaction expenses, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issue, (Gain) loss on assets held for sale, contract termination costs, restructuring advisory fees and other costs, and RTD transformation costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses, and beginning with the results for the quarter ended June 30, 2023, we have modified the presentation of Adjusted EBITDA to no longer exclude (i) expenses associated with certain legal expenses we have determined are no longer non-routine and (ii) cash expenses associated with RTD start-up and production issues. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses, the aforementioned legal expenses, and cash expenses associated with RTD start-up and production issues when presenting Adjusted EBITDA for the three and nine months ended September 30, 2023 and the three and nine months ended September 30, 2022. This change decreased Adjusted EBITDA for the three and nine months ended September 30, 2022 by $0.5 million and $0.7 million, respectively. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(10,694)	$(16,102)	$(42,680)	$(318,014)
Interest expense	3,544	470	4,658	1,136
Tax expense	56	71	169	266
Depreciation and amortization	2,002	1,039	5,354	3,055
EBITDA	$(5,092)	$(14,522)	$(32,499)	$(313,557)
Non-cash fair value adjustments
Change in fair value of earn-out liability expense(1)	—	—	—	209,651
Change in fair value of warrant liability expense(2)	—	—	—	56,675
Change in fair value of derivative liability(3)	—	—	—	2,335
EBITDA, excluding non-cash fair value adjustments	$(5,092)	$(14,522)	$(32,499)	$(44,896)
Equity-based compensation(4)	596	1,456	5,645	5,433
System implementation costs(5)	1,195	—	3,057	528
Transaction expenses(6)	—	—	—	1,020
Executive recruiting, relocation and sign-on bonus(7)	477	527	1,544	2,881
Write-off of site development costs(8)	1,430	325	2,492	325
Strategic initiative related costs(9)	—	1,872	1,505	7,131
Non-routine legal expense(10)	3,134	627	7,381	1,085
RTD start-up and production issues(11)	—	3,436	2,394	3,436
(Gain) Loss on assets held for sale(12)	(1,097)	—	105	—
Contract termination costs(13)	—	435	730	435
Restructuring fees and related costs(14)	1,911	—	5,120	—
RTD transformation costs(15)	3,649	—	3,649	—
Adjusted EBITDA	$6,203	$(5,844)	$1,123	$(22,622)

(1)Represents the non-cash expense recognized to remeasure the earn-out liability to fair value upon vesting events. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(2)Represents non-cash expense recognized to remeasure the warrant liability to fair value upon redemption. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(3)Represents non-cash expense recognized to remeasure the derivative liability to fair value upon the vesting event. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(4)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.
(5)Represents non-capitalizable costs associated with the implementation of our enterprise-wide resource planning (ERP) system.
(6)Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.
(7)Represents nonrecurring payments made for executive recruitment, relocation, and sign-on bonuses.
(8)Represents the write-off of development costs for abandoned retail locations.
(9)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(10)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.
(11)Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.
(12)Represents the impairments on assets held for sale, net of (gain) loss on sale of assets held for sale.
(13)Represents nonrecurring costs incurred for early termination of software and service contracts.
(14)Represents restructuring advisory fees, severance, and other related costs (previously included in footnote (7) and footnote (9)).
(15)Represents non-recurring, non-cash or non-operational costs associated with the transformation of our RTD business including loss on write-off of RTD inventory, discounts recognized on non-cash transactions, and other non-cash costs to transform our RTD business.